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Transcript of Global Town Hall Meeting

ANNOUNCER: Ladies and gentlemen, please welcome Chairman and Chief Executive Officer, Hugh Grant.

GRANT: Hi! Good morning. Good morning here in the Americas. Good afternoon to our teams in Europe and, as always, good evening to the brave souls who are listening in Asia. So we got record crowd, the cash-register team goes way beyond so … we’re going to do this in an hour. That’s my commitment, but we’ve a lot to cover.

So let me begin by thanking you for your patience. I wasn’t here yesterday and I would have liked to have been here so I appreciate your patience for a day to let us get back. Yesterday, Pierre, Robb, and the team and I were in New York. We spent the day talking to our owners and doing media … so it’s really good to be home.

I did a video yesterday. I’ve always avoided videos because I think they’re really cheesy … but it was the next best thing before getting a chance to talk to you directly.

So, today, we’ve got an hour and we’re going to discuss the combination of Monsanto with Bayer, and we got a ton of questions overnight, an avalanche of questions. And got back late last night and started reading the questions. One of the questions says, “Hey, some people are calling it a combination. Some people are calling it a merger. Some people are calling a venture.”

Yesterday, the announcement was that Bayer would acquire Monsanto, and we need to be really clear on that. We’re going to be a combined company. We’re going to have great opportunities, but it was an acquisition so I’ve tried really hard over the years to be really direct with us.

Brett’s going to join us on stage in a few minutes, but let me begin because it’s always a tradition introducing our guests at the beginning. So I’m really, really pleased [inaudible] very appropriate on day one of this. We were with the Bayer team yesterday. They came home with us very late last night. So let me begin, and we’ll get a chance to hear from them in a moment, but let me ask Werner and Liam to stand. Let me introduce Werner Baumann, the CEO of Bayer, and Liam Condon, who’s the head of the Crop Science Division and a member of the Management Board, and you’ll hear from both of them in a few minutes’ time. We always … we always ask our guests to stand at the beginning so I ….

So, a few minutes from [inaudible], and I am going to try and be brief, about the what, the why, and the how behind this deal. And we’ve talked in multiple Town Halls about the approach from Bayer earlier this year, and we’ve been talking for over a year … actually a lot more than a year about Syngenta as well … and there’s a lot of similarities in the rationale and the strategy between the two. So the what, the why, and the how and why the deal and why Bayer. And I’m going to look forward to the Q&A. We’ll get a chance to hear the other side of this from Werner and Liam as well.

And then how’s this going to work because this is the start of 12–15 months or longer so it’s going to be a long journey. It’s … and I’m sure you experienced this yesterday. This is not easy news. There’s an element of this that’s very bittersweet. I’m speaking personally, and Werner and I talked about this at dinner a few nights ago. There’s an element of this that’s very bittersweet. After everything that we have built together in the last 15 years, the remarkable business that we’ve built around the world on seeds and then biotechnology. I was telling Werner yesterday that I called my youngest and said, “Hey, I’ve just finished some TV and … and I … just suddenly struck me that you might see it and I need to tell you because we announced today that Bayer would acquire Monsanto. We’re going to bring the two companies together.” And he said, “Wow!” And then he said, “How’d you feel?” And I said, “I feel okay. It’s kind of tough, but it’s a good thing.” And then there was a … and that was pretty much, you know, what it’s like with your kids, it’s tough, but it’s a good thing, and there was a pause and he said, “Well, [inaudible] okay. That’s good.” And that was about … that was about the depth … but that’s … that’s the reality. This is … this is bittersweet. I personally celebrated 35 years with Monsanto in July. The last 15 years we have built something totally unique, but I wanted to start this by telling you that this … and I passionately believe this … this is the right thing for our company. And as a Board, we took a long time in this. We got some criticism on why it took so long, but we did an exhaustive study in this, and I think it’s the right thing for our company. You’ll be the judge of this over time. I believe it’s the right thing for our people and for our teams, and it’s the right thing for our customers. And it’s the right thing for our customers because they desperately need help, and this combination is going to unlock another wave of innovation, and when we look back, I think we’re going to see the next 15 years the acceleration that we saw in the first 15. This is about science. It’s innovation. It’s building brand new solutions for growers.

So my advice is … you need to look at it from that perspective, but it is bittersweet, but this is going to take us to a whole different place. And it’s going to take the service, what we deliver to our farmer customers, to a whole difference place as well.

So the vision of this company, the combination … the interesting thing Werner and I started talking and, frankly, it’s been a conversation with Bayer that’s spanned the last five or ten years. I never expected it to take this turn, but the combination … it’s always looked that integrated acre and how you bring technology onto that acre. There are solutions for growers and that race is now on. If you look at our side of this, we’re a seed, biotech, microbial data science company. Increasingly a data science company. And Bayer is … and we’re … we’re the top of our game. We’re preeminent in that. If you look at Bayer, they’re preeminent in chemistry. And you bring these two pieces together, you start unlocking the opportunity to putting the right amount of stuff on the right acre and the right time. So you don’t apply after the disease or after the problem, you apply in anticipation of it. That’s why we pursued Syngenta. So, somebody said in one of the questions, “Hugh, you told us it was better to be the acquirer than the acquired.” I remember that. But the reality between the two is the strategy remains exactly the same, and for the grower or that corn crop, they’re looking for the best possible solution, and this unlocks that. This is why Dow and DuPont is coming together to unlock the opportunity. That’s why ChemChina and Syngenta have come together to unlock that opportunity. And I think we’re uniquely placed with this combination to accelerate faster one more time. So, growers are looking for new solutions that [inaudible] but trying to figure out how they produce more with less. We’ve talked about that for a decade. And they’re looking to how they do that in a more sustainable, profitable way.

So, I’m going to conclude with this, but I think it’s worth saying a couple of things. This is a deal that will take 12 to 15 months to close. It’s going to take time. There’s regulatory agencies around the world that we have to satisfy. During that time, we need to focus … I’ve told you so many times “Let’s … let’s not get distracted.” And I told you how distracted I was. We need to focus on our customers during this time. Our industry is in chaos at the moment, and there’s an opportunity in that. So we need to focus on our customers, not just here in the US, but worldwide. Harvest coming up, seed selection right after that. We’ll be in the spring before we know it. So during this closing process, I’m going to ask you repeatedly to stay focused on the customer. There is a great opportunity here. We’re going to be okay. We’re going to develop products that the world’s never seen, and we’re going to do a whole different level of pace by bringing this together.

So it is exciting. It is concerning. There is going to be ambiguity, but this … this is the right move. So I’m looking forward to your Q&A’s, but with this, I’d suggest that we bring Brett, Werner and Liam up on the stage, and we’ll have a brief piece from each of them and they we’ll open it up to Q&A, and I’ll try to keep us moving out of respect for the team in the back. So Brett, Liam, and Werner, why don’t you come and join us.

So, the way we’re going to do this … is … yeah, that’s right. We’re going to hear from Werner, Liam, and then Brett’s going to talk a little bit about staying focused, and … then we’ll go to Q&A. So, Werner, the floor is yours.

BAUMANN: Okay. So, many, many thanks, Hugh, and this … that we are here and that we can be here this morning is anything but serving us good and it talks about the quality and culture you have in the company, I fundamentally believe, and that we now can talk to you is a fantastic opportunity for us to really introduce ourselves and tell you a little bit about who is Bayer. I don’t have to tell you about the strategic rationale; that is what Hugh has already done. And we have full alignment there. And what kind of crowd are we, yeah, so these French people are of Germany … are they really Germans or are we Irish pretending to be German, yeah, that is … Liam … yeah, we also have a few Scots, yes, so it’s actually a mixed crowd. So, let me start out with the fact I’ve been here twice, it’s actually the third time for me to be in St. Louis, and the first time was when I became the CFO of the company in 2010 and I traveled around the world to see my peers in the different companies that are in the same industry as we are and thought it was a great idea to come out to St. Louis and get to know [inaudible] at the time personally. So I came here, I met him, we had a good talk, and all of a sudden the door opens and somebody who has almost the same hair cut as I … yeah … looks through the door and was actually Hugh, yes, it was the first time that we met and then it took a few years until a change at the top of the company was announced at Bayer when I was going to succeed Marijn Dekkers as of May 1st that Hugh came which also found very remarkable in the spirit of handing over the dialog and the relation to [inaudible] on April 18. It was the second time we saw each other. We came then here,

Liam and I, to meet with you, Brett, and Robb at the time in early May, and today is the third time. And I think what it symbolizes for me is that personal relationship, knowing who you’re dealing with, developing not only respect but also trust, is of utmost importance for us.

Secondly, who am I. I’ve been … my name is Werner Baumann, yes, and I’ve been with the company for 28 years so also long-standing relation with our company similar to many, many of you who have been very, very long with a very, very young company is actually similar with … with us. We have a very loyal employee base and people do like to work in the company for a number of reasons which I believe are the same as the ones why you are so proud to be working for Monsanto.

So that brings me to the company we are working for today. Bayer is a company that is 153 years old. We have an employee base of 115,000 people around the world, 12,000 out of us do work in the US, yes. So we have a very, very big number of our people working in the US. I worked in the US for six years, and we have been in the US for 150 years as well, yes. So there’s a long heritage and history in the US. While we are … if you look at it and looking at a … I would call it a 15-year out startup which has been tremendously successful with what you have been doing over these 15 years, you can look at Bayer as an old traditional company that 150 years, we’d like to think about the company as being old with a lot of tradition but young at heart. Why is that? Well, the company is 150 years old, more than 60% of our people have been with the company for less than 10 years so tremendous change. The company’s evolving all the time. We break down things that are there for the wrong reasons. We drive things that we fundamentally believe should be done, and we are convinced about it, but there’s also a common theme that guides us in what we are doing and what the company stands for … It has been standing for and will stand for going forward. Number one, our lifeline is innovation. Number two, everything we do has to be sustainable, and number three, we are a company that stands for social responsibility.

So now I’ll take the three together. Why does the combination of Bayer and Monsanto’s business make so much sense? You are all about innovation. We are all about innovation. We want to win and we have winning cultures. We have been looking at our cultures and Liam will probably touch on that and we looked at a screen of what both companies stand for and the blind … blinded in 8 out of, I think, 10 out of 12 categories you couldn’t tell whether this is Bayer or Monsanto. One of the other two was one is headquartered in Germany, the other one in US, yeah, and the second one I don’t know. So actually I will leave that there’s a lot of shared values between the companies.

Social responsibility is of utmost importance for us as well, and that is where we do business is where our people live. Where our people live, our people have to be comfortable not only professionally but also privately, and that is why regardless where we are it is critically important for us that we are a good corporate citizen. You know, we have made a number of statements already how important it is for us to be here, not only today with Monsanto but also going forward because the expertise, the quality of your organization, being the heart of the word in terms of being the leading seeds company is what it should be globally going forward. And also looking at your commercial strength and presence in the US, this is the place of the North American Headquarters and with it coming back to social responsibility, we fully stand for what Monsanto stands for today.

So that is all I’d like to share and I hand it over to Liam. Thank you.

CONDON: So, good morning everybody. My name is Liam Condon. Huge thanks to Hugh and Brett and the entire Leadership Team for inviting us here today. It means … it means a tremendous amount to us that we can actually be here today. It was actually … I was telling the team earlier on it was interesting coming in a cab here from the hotel. Cab driver heard us talking and he said, “Ah, are you the Bayer boys?” And we say, “Yeah, yeah.” He said, “Well, you really got $66 billion dollars?” And we say, “Yeah, it’s … you see all the baggage in the back in the car there?” And he said, “You know, I’ve been … I use to work for Monsanto so I know where I can take you.” And then he said, “And guess what, I’m a Bayer customer. My doctor has recommended.” But the best part was when we arrived here, he said, “I’m really looking forward to this tip.”

So, maybe I was … I think that the strategic rationale, everything has been outlined in … in epic detail. Maybe briefly about myself, I wouldn’t go through curriculum vitae, but just maybe tell you one episode of my life that kind of has also connection to what’s going on right now and lead into where we’re going and how we would like to take things forward from here. So of all the things … I mean everybody gets to learn a lot of things in life. For me I think the biggest learning was earlier on in life when I was a kid, I used to work together with my dad. He had a family, a small family company which was nicely called Monumental Sculpture, which is … sounds great … this is the guy who does the headstones, you know, the tombstones, so carving the names on the tombstone, and I used to help him a lot during the summers and sometimes after school, but what happened was as a kid then you actually get to spend an awful lot of time in graveyards and cemeteries, and you’re surrounded by death the whole time. It is pretty quiet, but it’s usually … it’s an unusual atmosphere to be kind of surrounded by … by death all of the time. I used to talk to my dad about that and, you know, you’d be going through the graves and you’d and we’d be like putting the names and the dates and what always came across … I mean some people were really old and sometimes there was babies and you just … you never knew, and I talked to my dad about that and he said, “You know, that’s … that’s the most important thing for you in life. You plan for the long term, but you got to make the most of every day because you just never know.” And something that’s kind of stuck with me for I say, the rest of … of my life and leading in a little bit where we are today here today. I had an experience similar to all of you yesterday, today. I used to work for a company called Schering, a pharmaceutical company, and at the time I was the country head in China and I woke up to the news that a company called Merck was going to acquire Schering and then there was a bit of a battle and a fight and nobody knew how things were going to work out and then Bayer came in and kind of last minute white knight and Bayer took over Schering and still for me I remember the confusion at the time, the kind of sense of on one hand the excitement, but on the other nervousness, you just don’t know what’s going to happen, and nobody could tell exactly how are things going to play out, and I don’t know what kind of a company Bayer is. I didn’t know what the culture’s like. I didn’t have any … didn’t know any people there, didn’t know the network, and ultimately I was thinking back then to always the way I’d been brought up, just make the most of every day and I said I went with it and it turned out pretty okay … how things have turned out. And I think it was a tremendous experience for me to go through the integration then. It was very clearly same as now as an acquisition, very clearly.

And Bayer has always taken a different approach and … and … and is taking a different approach today. We’ve always been of the opinion we need to evolve our culture forward as a company and whenever we takeover a company we look for the elements that have made that company great and we bring them into our company to make the combined company even better. And this has always been the approach and it was always the approach also to personnel selection. In many cases it’s very clear who … who gets the job. It’s very easy. And if you think of our business, now our combined business and all the competence here in seeds and traits, I mean, this is … this is all very, very clear, but there are certain positions where it could be a candidate from one or the other company and what Bayer did at the time, I personally experience was interviewed by the Bayer guy who was the leader in that organization, my counterpart was interviewed by the Schering guy, and an assessment was done by an independent HR company, and then the two sat together, had their experiences from the interview and looked at the assessment, and they decided who got the job and this was just the approach to look for the best people for the job without any kind of preconception it has to be the one or the other, it’s just about who can do the best job and make sure that this company is even better after we have the combination. And I think this is … this is the tonality and the style that we will be bringing here. There’s probably a lot of questions today that we cannot answer today. It’s just too early, but what I can promise and together with Werner and our leadership team, we will be highly committed to having a very collaborative integration. We want to take those elements that have made Monsanto so strong up until now. We want to take them into our culture, and we want to make sure that the new combined company is together even much stronger than ever before.

So with that, I’m really, really looking forward to working with you and looking forward to your support as well. Thank you very much.

BEGEMANN: So Liam and Werner, thank you and it’s fantastic that you’re here with us this morning to talk to our entire organization and really pleased that you could join us here. I’ll be very brief because Hugh already told you what I was going to tell you, right? But there’s one thing that I did notice and I’m not sure everybody did out here did.

I did notice that yesterday and Robb reminded me of it this morning is that the new executive uniform is dark blue suit and an orange tie which Robb noticed was Illinois colors. And I noticed this morning it must be blue shirts too. We did not try to coordinate our wardrobes but we did this morning.

It’s great to be with you and I appreciate the comments from Liam and Werner and Hugh talking about the opportunity going forward. To Hugh’s words I’ll just repeat them the bittersweet feeling that goes along with that but at the same time you know I’ve had a while to be thinking about this and I…and I have and I’ve gone through that cycle and the more days that go by the more excited I get.

I get excited and yesterday was really fun…because I got to talk to some customers, our largest retailers, and others about what these two companies can do together and how we can continue to drive innovation in agriculture and the huge impact we can make for society around the world and feeding the new 3 billion people that we need to feed and those others that aren’t well fed today, we can help them too. So it’s really becoming exciting for me. I know it takes time to go through this. I encourage you to take your time and go through that. Be open to the information. There’s a great website, advancing together, to look at to get information off of there. We’re all around to answer your questions, keep feeding those questions into us. There’ll be many I’m sure as Liam already said that we won’t be able to answer but we’ll do our absolute best to make sure you get you all the information you can.

In the meantime we’re still two different companies—we’re Monsanto, they’re Bayer and we will be for awhile. Hopefully by the end of next year we’ll all be together, we’ll work on that as diligently as we can, but until then we need to operate our company, and we need to stay really focused. And it’s one of the things that I know—because I’ve come to count on – this organization to be able to do. We had more distractions in ‘16 than I think I can imagine in my career. But you came through, and we’ll talk a lot more about that later. But you did a fabulous job managing through all those distractions and landing the business in a really tough environment.

We need you to continue to focus on your day jobs and continue to deliver, continue to drive the projects that you’re driving. And make sure that we continue to be successful in ‘17. To Hugh’s point—our customer comes first. If we start everything with the customer, and work our way back, we’ll end up in a really good place. Along the way, we’ll learn a lot more about what the integration looks like, what a new company can look like and we’ll get more and more excited about what the future holds for that. But we need to continue to deliver our own business.

And in the meantime, yesterday—and I’m sure Dave will make sure we continue to do this—we will continue to provide you some guidelines—legal guidelines—around how we need to act and behave with our new partners. There’s some things we can do…we can do planning things such as working together to plan on things, there’s other things that we can’t do. I’d just encourage you to—it probably wasn’t the first thing you read yesterday…in fact, I don’t know that any of you really got around to reading it. So I’d encourage you to go back and look at some of those materials and take a peek again and read those…just to make sure we’re on the up and up, doing the appropriate things as we engage in our business going forward. Because we are separate until we’re together. And we want to make sure that we’re doing it by the book the way we need to do it and delivering our business. There will be some obvious things and maybe some not so obvious things. So just, just take a look at it and, and make sure that’s the way we’re going.

And with that I’m going, I’m going to wrap up and … Hugh, we’ll move ahead with the Q&A. Thank you.

GRANT: Thanks Brett.

Okay, so we’re in great shape, we have half an hour. I’ve got a bunch of questions here. There’s 170 something that came in last night so there’s a bunch. And if there’s additional questions today, I think you can email them…you can e-mail them in on the live feed.

The first one, this was actually…so I tried to organize the questions rather than answering 170 in the most commonly asked areas. OK? So the first one, I’m going to take which is maybe…and then we’ll zip back and forward and see how many we get through.

“Maybe it’s too early for the details but could you comment on Monsanto employee benefits or change after this deal such as pension, 401K, health insurance. Will the policies be the same as at Monsanto?”

Here’s…it’s a great segue from Brett’s last point – through, I mean, who knows how long this will take, but we’re saying that we’re hoping that we’ll be done through the back end of 17. Nothing is going to change to any of the policies or anything during that time. Everything remains the same; our incentives remain the same and the corn that is growing in the field and the farmers that are growing that corn remains the same as well. So, I think to Liam’s point we’ll have more update on that as we progress through this period. Here’s how I would ask you to look at it, we’re talking to a town hall in the middle of St. Louis and there’s people listening to this in Bangkok saying what are they talking about, but Bayer has 12,000 people in the US? 12,000 people in the U.S. and we have about 9[000] or 10[000]. They’re a healthcare company, so I’m working on the assumption that their benefits are going to be okay (at least okay). But I just…I wanted to mention it because it was the…when you take the 170 it was the biggest, it was the biggest one.

Let me, let me jump…you might think that I took the easiest one because I’m answering the questions.

Liam, as part of your announcement you mentioned the Global Seeds and Traits headquarters and the North American Commercial headquarters would be in St. Louis. Can you speak more to this and what parts of our business does that specially include?

CONDON: Yeah, so we tried to be as very clear about this from the beginning and not to leave it to open because of course everybody wants to know what’s going to happen, what’s going to happen with key locations, key sites. So, for us it is crystal clear given the size of the business and what we’re actually most interested in that we need the headquarters to be here in St. Louis. So, two things that we specifically mentioned is the Global Seeds and Traits business, this is of course everything related to research and development, will be of course here because all of the core competence is here and when we talk about the Commercial headquarters for North America again given the exceptionally strong footprint that you have and given that the business is run out of St. Louis today for Monsanto, we want to have the future headquarters here as well. So this is the entire business and digital is probably the only separate part in San Francisco and we’re close to San Francisco, but this is everything seeds and traits and crop protection.

You probably all know that the North American headquarters for Crop Science today is in RTP. I go later today, we’ll be going down to RTP and talking to the folks down there about what all of this means and for sure RTP will continue to be an important site for us and probably focus more on development. We have had a lot of investments and state of the art greenhouses down there. There’s a great talent pool down there, there’s a great innovation ecosystem like here as well so it will be more I’d say an R&D hub and the headquarters will be here in St. Louis.

GRANT: That’s good. That’s good, thank you.

Werner—How will this impact Bayer’s reputation as a European company since Europe’s always been resistant to GM crops? Do you expect any changes in the EU position regarding the usage of GM crops?

BAUMANN: When the news broke that we were in discussions, I didn’t have any friends. I don’t know whether I have some now but at least the ones that didn’t like me are less vocal now and the point was that if you look at Bayer and also what our people told us when the news broke they said how can you do this — to combine with a company like Monsanto and you have to be either in Germany or in France to understand the question. Because in Germany and France Monsanto’s reputation is very, very bad, tainted by, actually, the GM discussion and what you, I think, very legitimately tried to do in bringing this innovation to Europe but probably you tried too hard in doing that because people didn’t want it. Yeah, so that’s, I think the punchline but nothing wrong about it – I think totally legitimate.

BEGEMANN: Thank you.

BAUMANN: But that’s—I’m not working for the EU, yeah? So, but the truth be told that is what got stuck with the name Monsanto and that is what people relate to when they hear the name.

On the flip side, if you look at what Bayer stands for, Bayer does not stand for… when you ask people Bayer is a healthcare brand. It is actually the most iconic brand in healthcare.

GRANT: Aspirin, no?

BAUMANN: And that comes from aspirin. So, the aspirin company. And what it has done over the last 120 years is it has helped us build an image with an absolutely stellar reputation, yeah? Very, very responsible all about sustainability – a really great image. So, now when you look at the combination, if you don’t understand what’s behind it say how can you do this because this will taint the name and then this of course amplified by the NGOs telling us so far you’re a very small target now you’re going to be a big target for us and rest assured we’re going to go after you, yeah? Yeah, so that is what is out there.

We look at it and I think I was very vocal about it in the beginning. We look at it differently, first of all we have a better view and a better understanding of what you as an organization are about, and we are absolutely sure because we’ve seen it and know it and we’ve known the company for a long time. You are an exceptionally well run company that works to the highest ethical and business standards and again if you look at our cultures. They’re actually not that different from each other. So we have to get beyond this image and reputation thing and I think that there’s an opportunity for us to do that jointly by leveraging what we stand for in Europe and then actually reposition and say what we’re doing anyways to begin with and that is that we will only do things for customers that customers want. And there’s absolutely no point in thinking about us trying to force GMO into Europe because we have a bigger footprint in Europe. And with that we will still be a lot of work, a lot of thinking our public relations and communications people have to do together on how we make sure that we get this done in making sure that we position the combination the right way and then leverage the reputation we have in Europe. I think there’s absolutely no issue in reputation in the Americas with Monsanto, so it is really a European, French and German issue.

GRANT: That’s good, thank you. That’s good.

Brett, with the current transformation that Monsanto has been undergoing over the past year…oh will, sorry, will the transformation Monsanto has been undergoing over the past year continue or be put on hold?

BEGEMANN: Yeah, it’s a great question. For Liam and Werner, we’ve had a number of projects we’ve been working on over the last 18 months to transform the way we do our work, and to some extent, the where we do our work which we’ve already done. And, yes, we will continue on that path with the transformation work that we’re doing. It makes us a better company and a more efficient company. And you should assume that all of those plans continue to be executed. And if we choose to change anything, then we’ll be back in touch with you. And there will be some that we may choose to slow down or even stop, but the majority of them I anticipate we will continue to go forward with so you should plan that everything is going forward until you hear from us that we’re going to slow something down.

GRANT: That’s good.

Brett, Dicamba. So the question here—on our self-manufacturing project, what does this mean for Dicamba and the construction of the plant?

BEGEMANN: Yeah, great question again. We have a really exciting product in Roundup Ready Xtend that’s going into the marketplace to address some real needs. One of the challenges that we’re going to have over the next 3 to 5 years is to supply the Dicamba to go over the top of those crops. And we know that there are some in the world that are building Dicamba capacity but as we’ve shared with you before we need to build capacity as well because the rest of the world is really good at building capacity after there’s a market but we need to build some capacity to prime the pump, if you will, to make sure that we get the product launched in a big way. So we intend to continue with the construction of the Dicamba plant to accelerate the launch of Roundup Ready Xtend.

GRANT: That’s good.

ROBB FRALEY: Maybe ask Liam how he feels about Dicamba.

GRANT: The question was, how does Liam feel about Dicamba?

CONDON: I mean this is…it’s clear from the feedback that we’re getting all the time from growers managing weeds is one of the biggest challenges that they face. And they simply need more options, more solutions so I think now with the new formulation of Dicamba coming to the market this can only help so I think this is hugely important and growers need it and we’re fully behind this.

GRANT: Yeah, it’s a big deal.

BAUMANN: After 15 months

GRANT: After 15 months, that’s right. Yep. Yep. Good add.

Werner, what information can you share about how Bayer is structured, how you operate…I think maybe we touched on this on corporate culture, but I just…there’s a lot of curiosity on who are you, how do you work…

BAUMANN: Yeah, it is a little bit easier to understand now compared to how it used to be until the end of 2015.

So the way we are organized now, that means as of January 1, is that I would call our setup that of a normal company, a normal operating company. We have a board of seven and it is CEO, CFO, in Germany you have a labor director because we have unions and we have co-determined board structures, that is at the same time the head of engineering and technology so it’s not HR only but Engineering and Technology. Then we have head of innovation, of course, and the three divisional heads so Liam, Erica Mann who runs our over-the-counter medicines business, Aspirin, Aleve, Alka Seltzer, Coppertone, what have you, and Dieter Weinand who runs our pharmaceuticals business that’s our operating board. We have one corporate infrastructure, finance, accounting, taxes, business services where we have IT and everything which goes across the entire business as functional services organized in one organization. And the businesses are being run by their respective management teams so Liam and his management team run Crop. Dieter and his management team run Pharma. Erica and her management team run their OTC business and they actually happen to sit in different places. So Liam is the worst off because he is only 15 miles from corporate. The others are at least an hour or two hours, flight hours away so they are being left in peace.

It is pharma, our pharma business is headquartered in Berlin. There’s actually a nice parallel to what we are discussing here. When we acquired Schering, our pharma business was headquartered in the city of Leverkusen, in the city where Bayer was founded. And it is a small, 250,000 people city where if you’re not born there you don’t want to live there kind of thing.

Yeah, sounds familiar. But the point here was that it was of paramount importance for us to offer something when we came in as a white knight and Liam knows about this, and we committed that we would actually relocate our global headquarters to Berlin and that the new company would be run out of Berlin. And we did this in 2006, and this is the case today and it will continue to be the case.

So that is where our pharma business is being run and our OTC business is being run, headquartered out of Basel in Switzerland so that’s essentially how we are set up.

GRANT: That’s great.

CONDON: And can I…just get back to that, kind of a personal observation because at the time it was a very emotional thing for the Schering people and the sense was initially that Bayer was probably making commitments here, they’d probably last a few years and the eventually that everything would move to Leverkusen because that’s where the headquarters of the company were. And now, if you kind of fast forward 10 years later, our presence in Berlin is stronger than ever before. The business is thriving. I think it’s just a signal of commitments that are made, that are really really kept.

GRANT: No, that’s good. That’s great. That’s great.

So we’ve got about 10 minutes to go so we’re going to do a lightning round so we’re going to be…we’re going to do some fast answers to get through…you got more there Danielle? We’re going to….

Oh, these are good. Alright, these are good. So we’ll do some fast answers then I’m going to take about a minute to wrap up at the end. And so here we go. Lightning round, fast questions, fast answers.

How soon – open to the whole group – how soon should we expect transition teams to start working?

BAUMANN: Instantly. Instantly.

GRANT: Instantly, that’s good.

CONDON: To add, we’ve put a team together, and we know you’re putting a team together and as soon as possible we want to bring these together and start working on a joint integration plan.

GRANT: And we have to do that. I was getting on a plane when Werner and I kind of reached an agreement, and I thought, you know we have a town hall it would be fabulous if Liam and Werner came to the town hall. And I think it’s fabulous because it gets the process started so from a transition team point we’ll get both the groups, we’ll bring them together. We’re going to be competing with a bunch of other people and the faster we get the process—there’s some things we can’t do but within the corridor of things we can do, we’re going to get moving.

Do we expect to keep one of our current company names? Bayer or Monsanto or create a new company name?

Werner and I did a lot of media yesterday and—there goes my questions—and that was one of the most common questions, thanks Liam. That was one of the most common questions and I’ve been very clear through the Syngenta period. We are completely flexible on that. And we need to be. We absolutely need to be. So it’s not a conversation that we’ve had, but it’s a conversation that I’ve had publicly. And the key in this is innovation, new products, as fast as we can and the name, personally, I think is largely immaterial. But I just want to be dead straight with that.

Here’s another one, we’re in the crunchy stuff.

A large cost savings is envisioned as part of this merger, where do you predict these savings will come from? Will there be layoffs or restructuring as a result?

We talked a lot about this yesterday. The billion and a half is Bayer’s number, but it’s very similar to the number that we had when we looked at Syngenta. Plus minus, it’s very very similar. I’ll let Werner and Liam talk a little about it. But here’s the key in this. The attractiveness of this deal and the attractiveness of Bayer is we’re competing with companies that are going through this at the moment and this is cost. The main thrust in this for some of the other combinations is cost. The thrust of this deal is innovation. The thrust of this is making better stuff, making stuff faster and getting it into the hands of growers around the world as quickly and as expeditiously as we can. There will be costs when you bring two organizations together but it’s not the primary, it’s not the primary driver in this and I think you’re going to see a bunch of stuff in the newspapers and people opining on it, but I wanted to hit it up front. Anything else you’d like to add on day one?

BAUMANN: I can only echo what you said Hugh. This is about building the future. And at the same time, we have to look at what you are doing right now. You look at your organization and your setup, responding to the market environment and you’re consolidating and combining in a number of areas. If you bring two large organizations together, in some areas, you have the same functional setup that is to a certain extent redundant and you need to address it. And we need to do this from a global and also a local perspective. Yet it is all about driving the proceeds we need in order to reinvest and drive innovation going forward. And we have compared to all the others that are going on very, very little overlap. That’s a big advantage.

GRANT: That’s good. We had breakfast this morning briefly and we were talking about the community. The other big advantage in having Werner and Liam here is we’re having a community lunch today. We’re inviting community leaders in, and I was telling them there’s a new verb that I’ve heard several times. It’s InBev-ved. So there’s a conversation on the beer company and the importance of Monsanto in the community, and this one this talks about…

How does Monsanto acquisition affect the site footprint? Liam’s covered that. Monsanto does a lot for the communities where we work, including St. Louis.

And I think Werner’s talked a lot about that already and on the Bayer philosophy which is very, very similar but I wanted to let you know because I was assuming that this would be covered in some of the local papers and it’s been an important part of our discussion from the start which is commitment to St. Louis. We’re a very important piece of this. We’ve become in 15 years, a very important piece of this community. And I’m confident that that will continue but we’re talking to the cafeteria in St. Louis but the reality is we’re talking to the planet, and Bayer where they work and operate they are a part of those communities and that is an attractive part of the company.

CONDON: Maybe just to add to that…

GRANT: You go ahead.

CONDON: Because you’ve already mentioned them, 12,000 employees across the U.S. we’re in 25 states and if you look where we are today with Bayer I would say we’re an integral part of the communities we work in. It’s absolutely a core part of the DNA of our company that we’ve got to be embedded in our community, and of course, I think that will continue in St. Louis.

GRANT: Very good. I’ve got two. This is great. I’ve got two left. Within the limits of what you can talk about Werner, I’ll say a few words as well…

How confident are you that this deal will go through?

BAUMANN: Very confident.

GRANT: Thank you. So am I.

We had this question a lot yesterday. The great thing is Bayer, pre-eminent in chemistry around the world, Monsanto pre-eminent in seeds, biotech and data science. The overlap between the two companies is really, really small.

The last one – and I think is a good one to end on Brett:

Farmers: How are they going to react to this? Because we talk about innovation but they they’re worried when companies get bigger. What’s the feedback?

BEGEMANN: Yeah, we reached out to a bunch of our farmer customer groups yesterday as well as some of our large retailers in the US and I know the teams around the world did the same thing – in reaching out, and I would tell you what, they, they’re cautious - they’re cautious because there is a lot going on in the space right now, That we’ve talked about often with Dow-DuPont, Syngenta, Chem China, and us and the fertilizer companies, etc. But what I would tell you is, they’re looking at it with an open mind, and they are listening, and they want to hear how we are thinking about it and what we are trying to do, and I can tell you what was repeated in every one of those conversations…farmers want innovation, they need and want new products to face the challenges that they face. They recognize that these are two companies that have done more in the last decade than any of the rest to bring that innovation into the market place, and there’s a…and that’s why I say they’re are cautiously optimistic, they see the opportunity there for these two companies to do that and I believe as we continue to talk to them, they’re going to feel good about it and we will end up in a good place, with our customers there, but we need to talk to them we need to be open and talk to them about what our plans are and what we intend to do.

GRANT: Great, okay. So thanks to Werner and Liam, for making the journey, we’re really, really pleased you are here. This is a good thing so we look forward to working with you through this period. Brett – thanks for the update.

In conclusion…two or three things …we have a business to run, that’s an easy thing to talk about, it’s a hard thing to do, but I’m going to urge you, don’t get distracted. My commitment to you is as we have information and the information will start to emerge there will be more detail in the deal, we will share that directly with you and wherever I can, I will avoid videos and will do it face-to-face. Number one, number two…

In early October we will have a traditional town hall and we will update you on how the year closed out so we will keep to the regular schedule with them. We are running up on the US harvest, and things get really busy real soon in the southern hemisphere. I wanted to finish my talk with safety as I always do. The danger in being distracted is never greater. You know I talked about telling my family…you’re going to be talking to your families...you’re going to be…just think about safety at work for your teams and think about your families at weekends and don’t get distracted. It’s a really, really important time in Agriculture, but with everything we have going on just think carefully about Safety.

I wanted to thank you. I want to finish by thanking you for the remarkable job that you are doing. We had a really tough year and you never lost focus. And we are competing with companies at the moment that are. We’re seeing it every day, so not just not here in the cafeteria, as we talk to the organizations around the world.

I will come back and talk about it when I have data to share with you in October, but great work, really, really great work. I appreciate your patience, and waiting a day to let me get back. This will be a good deal for Monsanto, this will be a good deal for us. And it’s going to change the slope of the curve on innovation, and I would encourage you to learn more about it, keep an open mind, and we are going to build something here that is truly, truly remarkable. So thanks very much for this morning, and enjoy the weekend and the start of fall weather, thank you very much.

END OF TOWNHALL

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Bayer Questions and Answers

General

•	Who is Bayer?

•	What are Bayer’s leadership principles?

•	How is this deal good for Monsanto versus a standalone plan?

•	When will this transaction close? What closing conditions are there in getting this approved?

•	Will Monsanto still be a publicly-traded company? Will its ticker symbol change?

•	Will Monsanto’s entire business be run independently, as a wholly-owned subsidiary, or will it be integrated into Bayer’s agriculture business?

Q. Who is Bayer?

With a 150-year history, Bayer is a global leader that has made meaningful contributions to the fields of healthcare and agriculture with a focus on benefiting people and improving their quality of life. Bayer is committed to the principles of sustainable development and to its social and ethical responsibilities as a corporate citizen. In fiscal 2015, the company had sales of EUR 46.3 billion (or approx. USD $50.3 billion) and employed approx. 117,000 people in 77 countries throughout the world. Its global headquarters is in Leverkusen, Germany. For more information, go to www.bayer.com.

Q. What are Bayer’s leadership principles?

Bayer is a world-class innovation company with a more than 150-year history and core competencies in the fields of health care and agriculture. Bayer’s key values and leadership principles values are exceptionally important to the organization as a whole. These values are represented by the word LIFE, which is an acronym for: Leadership, Integrity, Flexibility and Efficiency. These values apply to everyone at Bayer and are firmly integrated into their global performance management system for managerial employees.

Q. How is this deal good for Monsanto versus a standalone plan?

Following a thorough and thoughtful process, the Monsanto Board of Directors and management team unanimously believe that this combination will best advance our business objectives and bring substantial value to our stakeholders, creating a leader in innovation and a transformative business model to serve growers around the world.

Combining Monsanto’s differentiated seeds and traits portfolio and precision agriculture platforms with Bayer’s breadth of chemistry offerings will create a leader in innovation and a transformative business model to serve growers around the world. The transaction will position the combined company for the future and secure our vision of advancing sustainable agriculture, and improving the lives of growers and people around the world.

The Board believes that the offer price represents fair value for Monsanto. The transaction represents an attractive premium of 44% to Monsanto’s unaffected share price and a premium of 33% to Monsanto’s trailing one-year average share price - a compelling value for Monsanto shareholders.

In addition, Bayer has announced that it plans to locate the combined company’s Global Seeds and Traits and North American commercial headquarters in St. Louis.

Q. When will this transaction close? What closing conditions are there in getting this approved?

We expect the transaction to close by the end of 2017. The combination is subject to regulatory approvals and the approval of Monsanto’s shareholders, as well as customary closing conditions.

Both Monsanto and Bayer have analyzed the transaction from every angle. We are confident that this transaction will gain the necessary regulatory approvals and are committed to working with regulators to complete the transaction.

Q. Will Monsanto still be a publicly-traded company? Will its ticker symbol change?

Until the transaction closes, Monsanto will remain an independent publicly-traded company. Once the transaction closes, Monsanto will be under the ownership of Bayer, a publicly-traded company.

Q. Will Monsanto’s entire business be run independently, as a wholly-owned subsidiary, or will it be integrated into Bayer’s agriculture business?

Until the transaction closes, Monsanto will be run independently subject to the terms of the definitive agreement. Post-close, Bayer will combine Monsanto with its agriculture business.

In addition, Bayer has announced that it plans to locate the combined company’s Global Seeds and Traits and North American commercial headquarters in St. Louis.

Employees

•	How will this transaction impact employees?

•	What will happen to existing employee policies, terms or contracts?

•	Do you anticipate any layoffs or restructuring as a result of this transaction?

•	Will our severance plan remain in effect prior to close?

•	What happens to open positions at Monsanto?

•	How will this transaction impact the ongoing restructuring efforts by Monsanto?

Q. How will this transaction impact employees?

This represents an exciting opportunity for Monsanto employees to continue to be part of a company that shares our values, our passion for innovation and our commitment to growers and customers around the globe.

While we are still very early in the planning process, we anticipate the combined business will draw on the strength of talent from both organizations to create long-term growth, which will create additional opportunities for employees and growers alike.

For now, we are operating our business as usual. Although the announcement is exciting, it is important that we all stay focused and deliver on our commitments and plans for 2017.

Q. What will happen to existing employee policies, terms or contracts?

In the near term, the anticipated transaction will not impact Monsanto employee policies, terms and contracts.

We do recognize that there will be changes in connection with the close of the transaction, which we expect will not occur for many months.

Throughout this process, we will be transparent and provide timely, accurate information so that you understand any changes.

Q. Do you anticipate any layoffs or restructurings as a result of this transaction?

It is simply too early to speculate, but we do recognize that there will be changes in connection with the close of the transaction, which we expect will not occur for many months.

Monsanto values the contributions our colleagues have made to our business and organization during their careers and we remain committed to helping ease the transition for workers who will be affected. Employees whose jobs will be eliminated will receive a severance package based on the severance policy in their home country.

Throughout this process, we will be transparent and provide timely, accurate information so that you may understand any changes.

Q. Will our severance plan remain in effect prior to close?

Monsanto values the contributions our colleagues have made to our business and organization during their careers and we remain committed to helping ease the transition for workers who will be affected. Employees whose jobs will be eliminated will receive a severance package based on the severance policy in their home country.

Q. What happens to open positions at Monsanto?

We will continue to operate as a stand-alone company until closing. We will continue to hire and develop talent to meet the needs of our business.

Q. How will this transaction impact the ongoing restructuring efforts by Monsanto?

Our business transformation restructuring actions will continue. We do expect there will be changes in connection with the close of the transaction, which we do not expect to occur for many months. It’s too early to know the impact; however, we are committed to be transparent and provide timely accurate information so that you may understand any changes.

Compensation and Benefits

Q. Will this transaction impact any of our compensation or benefit plans?

In the near term, there will be no changes to employees’ compensation and benefits plans on account of the anticipated transaction. Any changes will be communicated directly to employees in advance of such changes taking effect.

Organization and Responsibilities

•	Where will the company be headquartered?

•	Bayer’s transaction site says it will keep its Crop Protection business in Germany, what does that mean for those Monsanto employees in this business?

•	Will there be any immediate changes to the employee reporting structure or roles and responsibilities?

•	Who will I report to at Bayer?

•	Bayer has noted that the company expects $1.5 billion in synergies in 3 years. What does that mean for me?

Q. Where will the Company be headquartered?

Bayer will maintain an important presence in the United States, building upon Monsanto’s already flourishing business network. Bayer also recognizes the strength we’ve established in our core markets, and has announced that it plans to locate the combined company’s Global Seeds and Traits and North American commercial headquarters in St. Louis. Its global Crop Protection and divisional Crop Science headquarters is in Monheim, Germany, as well as many other locations throughout the U.S. and around the world.

Q. Bayer’s transaction site says it will keep its Crop Protection business in Germany, what does that mean for those Monsanto employees in this business?

It is simply too early to speculate on the potential impact post-close, but we do recognize that there will be changes in connection with the close of the transaction, which we expect will not occur for many months.

Both Monsanto and Bayer are committed to making a smooth transition for all employees. Bayer will maintain an important presence in the United States and plans to locate the combined company’s North American commercial headquarters in St. Louis.

Q. Will there be any immediate changes to the employee reporting structure or roles and responsibilities?

In the near term, there will be no changes to the employee reporting structure or to the day-to-day responsibilities of employees.

It is too early to speculate on the potential impact post-close on particular positions or locations, but we do recognize that there will be changes in connection with the close of the transaction, which we expect will not occur for many months. These decisions will be carefully considered by the integration planning teams. Both Monsanto and Bayer are committed to making a smooth transition for all employees.

Q. Who will I report to at Bayer?

It is simply too early to speculate on the potential impact post-close, but we do recognize that there will be changes in connection with the close of the transaction, which we expect will not occur for many months. Both Monsanto and Bayer are committed to making a smooth transition for all employees.

Q. Bayer has noted that the company expects $1.5 billion in synergies in 3 years. What does that mean for me?

Synergies will be achieved through both cost reductions and increased revenue generation. It is simply too early to speculate on the potential impact post-close, but we do recognize that there will be changes in connection with the close of the transaction, which we do not expect to occur for many months. These decisions will be carefully considered by the integration planning teams. Both Monsanto and Bayer are committed to making a smooth transition for all employees.

It is critical to stay focused on your daily responsibilities, continue working on the projects that are currently underway, deliver on our commitments and plans for 2017 and provide superior customer service to our business partners and grower customers.

Culture

•	What are the cultural similarities between the two companies?

•	Where can I learn more about:

•	global recognition and awards Bayer has received?

•	Bayer’s commitment to sustainability?

•	Bayer’s human rights policy?

•	Bayer’s commitment to inclusion and diversity?

•	Bayer’s commitment to people development?

•	Bayer’s Environmental, Safety and Health (ESH) policies?

•	Bayer’s commitment to product safety?

Q. What are the cultural similarities between the two companies?

Bayer and Monsanto are combining two complementary sets of values. Bayer not only shares our passion for innovation, but also our commitment to growers and customers around the globe.

Q. Where can I learn more about …

global recognition and awards Bayer has received?

You can learn more about Bayer’s global recognition and awards on their Ratings, Rankings and Awards page, which can be found at: www.bayer.com/en/awards.aspx.

Bayer’s commitment to sustainability?

You can learn more about Bayer’s commitment to sustainability on their Commitment to Education, Research, and Sustainability page, which can be found at: www.bayer.us/en/csr-and-sustainability/. This landing page will provide additional links to Bayer’s Corporate Social Responsibility, Sustainable Development, and Transparency in Supply Chain pages.

Additionally, you can find Bayer’s commitment to Responsible Care page at: www.bayer.us/en/about-bayer/bayer-in-the-us/safety-and-environment/responsible-care/.

Bayer’s human rights policy?

You can learn more about Bayer’s human rights policy on their Bayer Human Rights Position page, which can be found at www.bayer.com/en/bayer-human-rights-position.aspx.

Bayer’s commitment to inclusion and diversity?

You can learn more about Bayer’s commitment to inclusion and diversity on their Encouraging Diversity and Inclusion Across Bayer’s U.S. Locations page, which can be found at: www.bayer.us/en/about-bayer/bayer-in-the-us/diversity-inclusion/diversity-councils/. You can also view the gender breakdown of employees on Bayer’s Excellent Perspectives at a Global Player page, which can be found at: www.bayer.us/en/about-bayer/our-company/bayer-employees/.

Bayer’s commitment to people development?

You can learn more about Bayer’s commitment to people development on their Bayer Innovation Starts with Our People page, which can be found at: www.bayer.us/en/about-bayer/bayer-in-the-us/our-people/.

Bayer’s Environmental, Safety and Health (ESH) policies?

You can learn more about Bayer’s Environmental, Safety and Health (ESH) policies at: www.bayer.us/en/about-bayer/bayer-in-the-us/safety-and-environment/environment/.

You can learn more about Bayer’s commitment to product safety on their Keeping People and Communities Safe page, which can be found at: www.bayer.us/en/about-bayer/bayer-in-the-us/safety-and-environment/safety/.

You can learn more about Bayer’s health policies on their Programs Toward a Better Life page, which can be found at: www.bayer.us/en/about-bayer/bayer-in-the-us/safety-and-environment/health-wellness/.

Bayer’s commitment to product safety?

You can learn more about Bayer’s commitment to product safety on their Keeping People and Communities Safe page, which can be found at: www.bayer.us/en/about-bayer/bayer-in-the-us/safety-and-environment/safety/. This is also the landing page for Bayer’s Consumer Health product safety (also see www.beware-of-counterfeits.com).

Other

•	Am I allowed to reach out to other employees at Bayer? When can Monsanto employees begin interacting with Bayer employees?

•	Are there occasions planned to meet our new colleagues at Bayer?

•	How will employees be kept apprised of the integration progress and important milestones?

•	What should employees do if they are contacted by reporters or other third parties?

Q. Am I allowed to reach out to other employees at Bayer? When can Monsanto employees begin interacting with Bayer employees?

Because of the legal restrictions associated with the regulatory approval process, it is very important that employees do not contact their Bayer counterparts, unless you are designated to do so as part of the transition planning process.

Until the transaction closes, Monsanto and Bayer will remain separate, independent companies and competitors in the marketplace.

Q. Are there any occasions planned to meet our new colleagues at Bayer?

Over the next few weeks, Bayer and its leadership team will be visiting Monsanto’s facilities to meet with employees. With that said, because of legal restrictions associated regulatory approval process and that until close, we will remain separate, independent companies and competitors in the marketplace, these interactions will be limited, unless you are a part of the transition planning process.

Q. How will employees be kept apprised of the integration progress and important milestones?

The Monsanto leadership team is fully committed to being open and transparent throughout this process. We will be working to ensure you have access to all up-to-date information. In addition we have set up an email address, questions@monsanto.com, where employees can reach out with questions about the transaction.

Q. What should employees do if they are contacted by reporters or other third parties?

Please use normal procedures for handling stakeholder inquiries. All external enquiries regarding this situation should be referred to a member of the corporate communications or investor relations team. If you receive inquiries from the media, please do not comment and route those inquiries to 314-694-6397 (314-694-NEWS).

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Talking Points Regarding Strategic Rationale for Monsanto-Bayer Combination

This combination is driven by the need to meet the increasingly complex challenges that growers face every day as they work to produce food more profitably and more sustainably. They need a true Ag innovator to deliver solutions and this combination with Bayer will better position both companies to provide enhanced agriculture solutions to serve the growing demands of our planet.

•	Together, Monsanto and Bayer will be a global agricultural business that will provide growers with a broad set of solutions to meet their current and future needs, including enhanced solutions in seeds and traits, digital agriculture, and crop protection.

•	The combination will fuel R&D growth across both companies, driving a faster discovery and delivery rate of the products that will enable farmers to meet the challenges of tomorrow. Monsanto and Bayer have varied portfolios and together we will usher in the future of Ag, delivering solutions like no one has before.

•	With a 150-year history, Bayer is a global company with a long history of meaningful contributions to the fields of healthcare and agriculture. Bayer is committed to the principles of sustainable development and to its social and ethical responsibilities as a corporate citizen.

This transaction would not be possible without the contributions of each and every Monsanto employee over the company’s history.

•	This new chapter of Monsanto is a testament to your hard work, dedication, and the strong foundation we’ve built over the years.

•	Your accomplishments have positioned us to join with another global company who shares our vision of sustainable agriculture and improving the lives of growers and people around the world.

•	Thank you for all you do day-to-day. Your continued focus on delivering on our business objectives have been and will continue to be critical to our ongoing success.

The creation of this new company also represents an exciting opportunity for employees to continue to be part of a dynamic, leading global company – and to accelerate our goals as an innovator in the agricultural sector.

•	We will be part of a truly integrated, global agricultural business that is uniquely positioned to answer the needs of our growers and, in turn, to create opportunities for our employees.

•	Bayer shares our values, our passion for innovation and our commitment to growers and customers around the globe.

•	The combined business will draw on the strength of talent from both organizations to create long-term growth opportunities for employees.

•	While we do recognize that there will be changes down the road following the close of the transaction, it is simply too early to speculate on the potential impact post-close.

•	These decisions will be carefully considered by the integration planning teams. Rest assured that both Monsanto and Bayer are committed to making the transition a smooth one for all employees.

Bayer also recognizes the strength we’ve established in our core markets, and has announced that it plans to locate the combined company’s Global Seeds and Traits and North American commercial headquarters in St. Louis.

•	Further, Bayer will honor the commitments Monsanto has made to its communities, including partnerships we have established with local philanthropic organizations.

•	Additionally, Bayer announced that they are looking forward to maintaining an important presence in the United States, building upon Monsanto’s already flourishing business network.

What’s Next

There will be no change to your day-to-day activities in the near-term. Although the announcement is exciting, it is important we all stay focused and deliver on our commitments and plans for 2017.

•	This announcement is the first milestone of many as we work to complete the combination.

•	The combination is subject to regulatory approvals and the approval of Monsanto’s shareholders, as well as customary closing conditions.

•	Until the transaction closes, Monsanto and Bayer remain separate, independent companies and competitors in the marketplace.

•	Until close, unless otherwise authorized, employees should not contact their Bayer counterparts.

•	During this time, it is critical that you remain focused on your daily responsibilities and continue working on the projects that are currently underway.

The Monsanto leadership team is fully committed to being open and transparent throughout this process.

•	This begins with our Global Town Hall tomorrow at 9 am CT, during which you’ll have the opportunity to hear from Hugh Grant.

•	We will be working to ensure you have access to all up-to-date information. You may also visit www.advancingtogether.com for additional information about today’s announcement.

•	In addition, we have set up an email address, questions@monsanto.com, where employees can reach out with questions about the transaction.

•	Please use normal procedures for handling stakeholder inquiries. All external inquiries regarding this situation should be referred to a member of the corporate communications or investor relations team.

•	If you receive inquiries from the media, please do not comment and route those inquiries to 314-694-6397 (314-694-NEWS).
•	If you receive inquiries from an investor or sell-side analyst, please do not comment and route those inquiries to the Investor Relations team.

•	If you receive inquiries from any other external parties, please do not comment and route those inquiries to 314-694-6397 (314-694-NEWS) so they can get directed to the right person for follow-up.

•	If you receive an inquiry from an employee at Bayer, please do not comment. Contact your manager or a member of the transition planning team immediately.

Additional Information and Where to Find It

This communication relates to the proposed merger transaction involving Monsanto and Bayer. In connection with the proposed merger, Monsanto and Bayer intend to file relevant materials with the SEC, including Monsanto’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Monsanto may file with the SEC or send to its stockholders in connection with the proposed merger. STOCKHOLDERS OF MONSANTO ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov, and Monsanto’s website, www.monsanto.com, and Monsanto stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Monsanto. In addition, the documents (when available) may be obtained free of charge by directing a request to Corporate Secretary, Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, or by calling (314) 694-8148.

Participants in Solicitation

Monsanto, Bayer and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Monsanto common stock in respect of the proposed transaction. Information about the directors and executive officers of Monsanto is set forth in the proxy statement for Monsanto’s 2016 annual meeting of stockholders, which was filed with the SEC on December 10, 2015, and in Monsanto’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, which was filed with the SEC on October 29, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risk that Monsanto Company’s (“Monsanto”) stockholders do not approve the transaction; uncertainties as to the timing of the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at Monsanto; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the impact of the transaction on the Company’s credit rating; other factors detailed in Monsanto’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended August 31, 2015 and Monsanto’s other filings with the SEC, which are available at http://www.sec.gov and on Monsanto’s website at www.monsanto.com; and other factors discussed in Bayer’s public reports which are available on the Bayer website at www.bayer.com. Monsanto assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.